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CUSIP No.  51828C106                 13G                       Page 7 of 8 Pages
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                            EXHIBIT 1 TO SCHEDULE 13G


                                February 12, 1996



           MORGAN STANLEY GROUP INC. and MORGAN STANLEY ASSET MANAGEMENT INC., hereby agree that, unless differentiated, this Schedule 13G is filed on behalf of each of the parties.

           MORGAN STANLEY ASSET MANAGEMENT  INC.


BY:        /s/ Peter A. Nadosy
           -------------------------------------
           Morgan Stanley Asset Management Inc.
           Peter A. Nadosy/Vice Chairman



           MORGAN STANLEY GROUP INC.

BY:        /s/ Edward J. Johnsen
           -------------------------------------
           Morgan Stanley Group Inc.
           Edward J. Johnsen/Vice President
           Morgan Stanley & Co., Incorporated